Exhibit 99.1

REPORT OF INDEPENDENT AUDITORS

Board of Directors
Spinnaker Networks, Inc.

      We have audited the accompanying consolidated balance sheets of Spinnaker Networks, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Spinnaker Networks, Inc. at December 31, 2003 and 2002, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

      The accompanying financial statements have been prepared assuming that Spinnaker Networks, Inc. will continue as a going concern. As more fully described in Note 1, the Company has experienced operating losses and has an accumulated deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continued existence as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis and obtaining financing and/or additional equity issuances as may be required (management’s plans in regard to these matters are also described in Note 1). The financial statements do not include any adjustments to reflect the possible future effects on the recoverability of assets, or the amounts of liabilities, that may result from the outcome of this uncertainty.

/S/ ERNST & YOUNG LLP

January 13, 2004

SPINNAKER NETWORKS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31

	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$1,667,790	$16,435,398
Accounts receivable, net of allowance for doubtful accounts of $63,250 as of December 31, 2003	1,291,571	149,546
Inventory	670,109	181,949
Prepaid expenses and other current assets	251,139	213,130

Total current assets	3,880,609	16,980,023
Property and equipment, net of accumulated depreciation of $3,544,609 in 2003 and $1,947,874 in 2002	3,553,653	4,328,355
Other long-term assets	341,809	385,474

Total assets	$7,776,071	$21,693,852

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$735,147	$199,045
Accrued liabilities	1,069,430	694,152
Deferred revenue	481,625	—
Notes payable — current portion	676,529	604,420
Obligations under capital leases — current portion	1,567,148	1,726,819

Total current liabilities	4,529,879	3,224,436
Long-term accrued liabilities	92,403	80,014
Deferred revenue	187,818	—
Notes payable — long-term portion	590,156	1,223,486
Obligations under capital leases — long-term portion	805,397	1,545,330

Total liabilities	6,205,653	6,073,266
Stockholders’ equity:
Series A preferred stock, $0.0001 par value — 14,658,929 shares authorized; 14,544,643 shares issued and outstanding (liquidation preference $20,362,500)	1,454	1,454
Series B redeemable convertible preferred stock, $0.0001 par value — 42,216,195 shares authorized; 41,615,612 shares issued and outstanding (liquidation preference $31,211,709)	49,947,323	33,150,834
Common stock, $0.0001 par value — 150,000,000 shares authorized; 22,870,168 and 22,602,508 shares issued and outstanding in 2003 and 2002, respectively	2,288	2,261
Additional paid-in capital	6,197,816	19,884,140
Warrants	454,065	454,065
Deferred compensation	(2,463,211)	(3,332)
Stockholder receivable	(15,662)	—
Deficit accumulated during the development stage	(52,553,655)	(37,868,836)

Total stockholders’ equity	1,570,418	15,620,586

Total liabilities and stockholders’ equity	$7,776,071	$21,693,852

See accompanying notes.

SPINNAKER NETWORKS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31

	2003	2002

Revenues
Product revenue	$4,223,014	$184,707
Service revenue	156,916	4,621

Total revenues	4,379,930	189,328
Cost of revenues	2,010,578	173,755

Gross profit	2,369,352	15,573
Operating expenses
Sales and marketing	4,457,971	3,395,987
Research and development	7,436,195	9,451,125
General and administrative	2,835,878	1,797,991
Depreciation and amortization	1,614,877	1,248,384

Total operating expenses	16,344,921	15,893,487

Operating loss	(13,975,569)	(15,877,914)
Other income (loss):
Interest and dividend income	77,456	253,210
Interest expense	(786,706)	(325,003)
Other	—	125,000

Total other (loss) income	(709,250)	53,207

Net loss	$(14,684,819)	$(15,824,707)

See accompanying notes.

SPINNAKER NETWORKS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Series A Preferred		Series B Redeemable
	Stock		Convertible Preferred Stock		Common Stock		Additional
							Paid-in
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Warrants

Balance December 31, 2001	14,544,643	$1,454	—	$—	23,079,042	$2,308	$21,925,206	$94,548
Issuance of Series B preferred stock, net of $112,274 issuance costs	—	—	41,615,612	31,099,435	—	—	—	—
Redeemable convertible preferred stock accretion and dividends	—	—	—	2,051,399	—	—	(2,051,399)	—
Exercise of stock options	—	—	—	—	895,415	90	96,025	—
Warrants issued with capital lease obligations	—	—	—	—	—	—	—	168,350
Warrants issued with notes payable	—	—	—	—	—	—	—	192,000
Cancellation of warrants issued for services	—	—	—	—	—	—	833	(833)
Repurchase and cancellation of common stock	—	—	—	—	(1,371,949)	(137)	(127,775)	—
Compensation expense	—	—	—	—	—	—	41,250	—
Net loss for the period	—	—	—	—	—	—	—	—

Balance December 31, 2002	14,544,643	1,454	41,615,612	33,150,834	22,602,508	2,261	19,884,140	454,065
Redeemable convertible preferred stock accretion and dividends	—	—	—	16,796,489	—	—	(16,796,489)	—
Exercise of stock options	—	—	—	—	567,428	57	67,038	—
Repurchase and cancellation of common stock	—	—	—	—	(299,768)	(30)	(39,321)	—
Options issued for services	—	—	—	—	—	—	195,000	—
Compensatory stock options issued	—	—	—	—	—	—	2,887,448	—
Compensation expense	—	—	—	—	—	—	—	—
Net loss for the period	—	—	—	—	—	—	—	—

Balance December 31, 2003	14,544,643	$1,454	41,615,612	$49,947,323	22,870,168	$2,288	$6,197,816	$454,065

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Deficit
			Accumulated
	Deferred	Stockholder	During the	Stockholders’
	Compensation	Receivable	Development Stage	Equity

Balance December 31, 2001	$(6,128)	$—	$(22,044,129)	$(26,741)
Issuance of Series B preferred stock, net of $112,274 issuance costs	—	—	—	31,099,435
Redeemable convertible preferred stock accretion and dividends	—	—	—	—
Exercise of stock options	—	—	—	96,115
Warrants issued with capital lease obligations	—	—	—	168,350
Warrants issued with notes payable	—	—	—	192,000
Cancellation of warrants issued for services	—	—	—	—
Repurchase and cancellation of common stock	—	—	—	(127,912)
Compensation expense	2,796	—	—	44,046
Net loss for the period	—	—	(15,824,707)	(15,824,707)

Balance December 31, 2002	(3,332)	—	(37,868,836)	15,620,586
Redeemable convertible preferred stock accretion and dividends	—	—	—	—
Exercise of stock options	—	(15,662)	—	51,433
Repurchase and cancellation of common stock	—	—	—	(39,351)
Options issued for services	—	—	—	195,000
Compensatory stock options issued	(2,887,448)	—	—	—
Compensation expense	427,569	—	—	427,569
Net loss for the period	—	—	(14,684,819)	(14,684,819)

Balance December 31, 2003	$(2,463,211)	$(15,662)	$(52,553,655)	$1,570,418

See accompanying notes.

SPINNAKER NETWORKS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31

	2003	2002

Cash flows from operating activities
Net loss	$(14,684,819)	$(15,824,707)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,614,877	1,248,384
Noncash compensation expense	427,569	44,046
Stock options issued for consulting services	195,000	—
Accretion of discount for warrants issued with capital lease obligations and note payable	218,437	60,143
Loss on disposal of property and equipment	—	39,861
Deferred gain on sale leaseback	(18,143)	(105,458)
Changes in operating assets and liabilities:
Accounts receivable	(1,142,025)	(149,546)
Inventory	(488,160)	(181,949)
Prepaid expenses and other assets	(38,009)	106,862
Accounts payable	536,102	(612,462)
Accrued liabilities	387,667	45,744
Deferred revenue	669,443	—

Net cash used in operating activities	(12,322,061)	(15,329,082)
Cash flows from investing activities
Purchase of property and equipment	(822,033)	(2,352,466)
Increase in other long-term assets	43,665	(281,613)

Net cash used in investing activities	(778,368)	(2,634,079)
Cash flows from financing activities
Proceeds from capital lease financing	757,167	2,496,916
Payments under capital leases	(1,774,159)	(1,304,908)
Proceeds from notes payable	—	2,000,000
Payments under notes payable	(662,269)	—
Net proceeds from issuance of Series B preferred stock	—	31,099,435
Proceeds from issuance of common stock through exercise of stock options	51,433	96,115
Repurchase of common stock	(39,351)	(127,912)

Net cash (used in) provided by financing activities	(1,667,179)	34,259,646

Net (decrease) increase in cash	(14,767,608)	16,296,485
Cash and cash equivalents at beginning of year	16,435,398	138,913

Cash and cash equivalents at end of year	$1,667,790	$16,435,398

Supplemental disclosures of cash flow information
Cash paid for interest	$568,269	$264,860
Supplemental schedule of noncash financing activities
Issuance of warrants associated with capital leases	$—	$168,350
Issuance of warrants associated with notes payable	$—	$192,000
Cancellation of warrants for services	$—	$833
Accretion of redeemable preferred stock	$16,796,489	$2,051,399
Acquisition of assets with capital leases	$757,167	$2,496,916

See accompanying notes.

SPINNAKER NETWORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2003 and 2002

1.     History and Nature of the Business

      Spinnaker Networks, Inc. (the Company) was incorporated in Delaware on December 14, 1999 and began operations in 2000. The Company is a developer of next generation network attached storage (NAS) solutions. The Spinnaker SpinServer is based upon a two-stage distributed file system, SpinFS, and enables cost-effective, nondisruptive management of multiple servers as a single storage pool over a LAN, MAN or WAN network.

      On November 3, 2003, the Company entered into an Agreement and Plan of Merger with Network Appliance, Inc. (NetApp). The agreement provides for Network Appliance, Inc.’s acquisition of all outstanding shares of capital stock of the Company and the assumption of all outstanding options and warrants to purchase shares of the Company in exchange for NetApp common stock and options and warrants to purchase NetApp stock, respectively.

      The Company is subject to the risks associated with emerging technology-oriented companies. Primary among these risks are competition and the ability to successfully develop and market its products and services.

      The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. As of December 31, 2003 and 2002, the Company has a stockholders’ deficit of $52,553,655 and $37,868,836, respectively. In addition, the Company has a net loss of $14,684,819 and $15,824,707 for the years ended December 31, 2003 and 2002, respectively. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

      The Company historically has obtained its working capital requirements through equity issuances to shareholders, advances from shareholders, from product revenue and from certain borrowing arrangements. Management has plans to increase the Company’s revenues by expanding its customer base. This expansion is being executed through direct sales efforts and through efforts of its significant corporate partners in both domestic and foreign markets. The goal of this effort is to achieve sales levels sufficient to support and grow future operations, sales and product development. To the extent additional funding is needed, management believes it will be obtained through additional equity issuances. In addition, on November 3, 2003, the Company entered into a merger agreement to be acquired.

      The financial statements do not include any adjustments relating to the recoverability of assets or the settlement of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continued existence is dependent upon its ability to generate sufficient cash flows from operations, debt, or equity financing.

2.     Summary of Significant Accounting Policies

     Cash and Cash Equivalents

      Cash and cash equivalents include all highly liquid investments with a maturity of three months or less when purchased. Total cash equivalents were approximately $812,000 and $15,000,000 at December 31, 2003 and 2002, respectively. Cash equivalents in 2003 and 2002 consisted primarily of marketable securities.

     Accounts Receivable

      The Company provides an allowance for bad debts in recognition of uncollectible accounts. All identified credit losses at December 31, 2003 have been provided for in the accompanying financial statements.

SPINNAKER NETWORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Financial Instruments

      Fair values of the Company’s financial instruments, including cash and cash equivalents, accrued compensation, and other accrued liabilities, approximate cost because of their short maturities.

     Inventory

      Inventories are valued at the lower of cost (first-in, first-out) or market and primarily consisted of raw material as of December 31, 2003.

     Property and Equipment

      Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives (generally three to five years) of the individual assets. Depreciation expense amounted to approximately $1,615,000 and $1,248,000 during the years ended December 31, 2003 and 2002, respectively. Accelerated depreciation methods are used for income tax purposes.

     Impairment of Long-Lived Assets

      Effective January 1, 2002, the Company adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144). This Statement supersedes or amends existing accounting literature related to the impairment and disposal of long-lived assets.

      In accordance with SFAS No. 144, whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable, the Company reviews its long-lived assets for impairment by first comparing the carrying value of the assets to the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the assets. If the carrying value exceeds the sum of the assets’ undiscounted cash flows, the Company estimates an impairment loss by taking the difference between the carrying value and fair value of the assets. No impairment charge has been recorded in any of the periods presented.

     Research and Development

      The costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional costs would be capitalized in accordance with SFAS No. 86, Accounting for the Costs of Software to be Sold, Leased, or otherwise Marketed. The Company’s current process for developing software is essentially completed concurrently with the establishment of technological feasibility, which occurs upon the completion of a working model; as such, no costs have been capitalized for any of the periods presented.

     Revenue Recognition

      The Company’s revenue recognition policy is governed by Statement of Position (SOP) 97-2, Software Revenue Recognition, issued by the American Institute of Certified Public Accountants (AICPA). The Company generates its revenues from the sale of network storage servers as well as from the provision of related services, including installation and training, consulting, customer support, and maintenance contracts. Revenues are recognized when all of the following are met:

      Persuasive Evidence of an Arrangement Exists — It is the Company’s customary practice to have a purchase order prior to recognizing revenue on an arrangement.

      Delivery Has Occurred — The Company’s product is physically delivered to customers, generally with standard transfer terms such as FOB shipping point. Products shipped with acceptance criteria or return rights are not recognized as revenue until all criteria are achieved. If undelivered products or services exist that are

SPINNAKER NETWORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

essential to the functionality of the delivered product in an arrangement, delivery is not considered to have occurred.

      The Fee Is Fixed or Determinable — Arrangements with payment terms extending beyond the Company’s standard terms and practices are not considered to be fixed or determinable. Revenue from such arrangements is recognized as the fees become due and payable.

      Collection Is Probable — Probability of collection is assessed on a customer-by-customer basis. Customers are subjected to a credit review process that evaluates the customers’ financial position and ultimately their ability to pay. If it is determined from the outset of an arrangement that collection is not probable based upon our review process, revenue is recognized upon cash receipt.

      For arrangements with multiple elements, the Company allocates revenue to each element using the residual method as outlined in SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions, based on vendor specific objective evidence of the undelivered items. The Company will defer the portion of the arrangement fee equal to the fair value of the undelivered elements until they are delivered. Vendor specific objective evidence is based on the price charged when the element is sold separately.

      The Company’s agreements include warranty provisions. The Company will accrue for warranty costs based on historical trends in product return rates and the expected material and labor costs to provide warranty services.

      A typical arrangement includes product and maintenance. Some arrangements will include training and consulting. Revenue from maintenance is recognized ratably over the contractual term. Revenue from training and consulting is recognized as the services are performed.

     Advertising Costs

      Advertising costs are expensed as incurred. Advertising expense was approximately $42,000 and $67,000 in 2003 and 2002, respectively.

     Preoperating Costs

      Costs incurred during the developmental stage, such as expenses associated with establishing markets and developing sources of supply, are expensed as incurred.

     Income Taxes

      The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS No. 109). Under SFAS No. 109, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.

     Stock-Based Compensation

      The Company has adopted SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure (SFAS No. 148), and the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation (SFAS No. 123). SFAS No. 123 permits the Company to continue accounting for stock-based compensation as set forth in APB Opinion No. 25, Accounting for Stock Issued to Employees, provided the Company discloses the pro forma effect on net income and earnings per share of adopting the full provisions of SFAS No. 123. Accordingly, the Company continues to account for stock-based compensation under APB Opinion No. 25 and has provided the required pro forma disclosures.

SPINNAKER NETWORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123 to employee stock-based awards (see Note 8).

	December 31

	2003	2002

Reported net loss attributable to common stock	$14,684,819	$15,824,707
Eliminate stock-based compensation expense included in reported net loss	427,569	44,046
Apply total stock-based compensation expense determined under fair value method for all awards	540,359	40,277

Pro forma net loss	$14,797,609	$15,820,938

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Basis of Presentation

      The consolidated financial statements include the accounts of the Company and its subsidiary, which is wholly owned. All significant intercompany accounts and transactions have been eliminated.

      Certain amounts in the prior year’s financial statements have been reclassified to conform to the current year’s presentation.

Impact of Recently Issued Accounting Standards

      In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, in an effort to expand upon and strengthen existing accounting guidance that addresses when a company should include in its financial statements the assets, liabilities and activities of variable interest entities, including special-purpose entities or off-balance sheet structures. The consolidation requirements of FIN No. 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities (formed or relationships established prior to January 31, 2003) in the first fiscal year or interim period ending after March 15, 2004. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company believes the impact of FIN No. 46 on its financial position and results of operations will not be material, but the Company will continue to evaluate the impact of FIN No. 46.

      In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement affects the issuer’s accounting for three types of freestanding financial statements: mandatorily redeemable shares, put and forward purchase contracts that require the issuer to buy back some of its shares in exchange for cash or other assets, and certain obligations that can be settled in shares. This statement is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise effective for nonpublic companies for fiscal periods beginning after December 15, 2004. As a result of the characteristics of the Company’s preferred stock, management of the Company believes the impact of adopting FASB No. 150 will not be material to the Company’s financial statements.

SPINNAKER NETWORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.     Property and Equipment

      Property and equipment at December 31, 2003 and 2002 consisted of the following:

	2003	2002

Purchased software	$962,130	$960,130
Equipment	5,348,976	4,535,243
Furniture and fixtures	192,082	192,082
Leasehold improvements	595,074	588,774

	7,098,262	6,276,229
Less accumulated depreciation and amortization	(3,544,609)	(1,947,874)

	$3,553,653	$4,328,355

4.     Capital Lease Obligations

      The Company entered into an equipment leasing agreement on January 29, 2001, whereby the Company, from time to time, sells certain equipment (computer hardware, software, furniture and fixtures, and inventory) to a third party and then subsequently leases back the equipment. The total amount available to the Company under the agreement is approximately $3,700,000 until January 29, 2002. The Company received a total of $785,213 in sale-leaseback financing throughout 2002.

      In September 2002, the Company entered into another equipment leasing agreement, which enables the Company to sell certain equipment to a third party and then subsequently lease back the equipment. The total amount available to the Company under the agreement is $3,500,000 until March 31, 2003. As of December 31, 2003 and 2002, the Company received $757,167 and $1,711,703 in sale-leaseback financing, respectively.

      The assets and accumulated depreciation under these capital leases are included in property, plant, and equipment. Depreciation expense for assets recorded under these capital leases is included in depreciation expense.

5. Note Payable

      On September 13, 2002, the Company entered into a loan agreement with GATX Ventures Inc. for $2,000,000. The agreement has a 36-month term and the interest rate on the debt outstanding under this facility is the 36-month U.S. Treasury note yield plus a spread of 8%. A summary of the Company’s debt is as follows:

December 31
2003

Note payable	$1,266,685
Less current portion	676,529

$590,156

      Included within the debt balance as of December 31, 2003 and 2002 is a debt discount totaling $71,046 and $172,094, respectively.

      The scheduled minimum principal payments for periods subsequent to the year ended December 31, 2003 are as follows: 2004 — $734,597 and 2005 — $603,134.

SPINNAKER NETWORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In connection with the loan agreement, the Company issued 320,000 warrants to purchase Series B redeemable convertible preferred stock, with an exercise price of $.75 per share. The warrants are exercisable, in whole or in part, through the later of ten years or five years after the closing of the Company’s initial public offering (see Note 7).

6.     Capitalization

     Common Stock

      In December 1999, 16,700,000 shares of $0.0001 par value common stock were issued to the founders of the Company for $668,000. The founders’ common stock is subject to a repurchase option whereby the Company has the right to repurchase the common stock from the founders at the purchase price per share originally paid by the founders. One quarter ( 1/4) of the common stock was released from the Company’s repurchase option on March 31, 2000 and one forty-eighth ( 1/48) of the common stock shall be released from the repurchase option on the last day of each calendar month thereafter until all of the stock has been released provided that the founders’ employment or services have not been terminated prior to the date of any such release. Upon a change of control or a termination due to death or disability, an additional one-quarter ( 1/4) of the founders’ common stock shall be released from the repurchase option.

      During the period not to exceed 180 days following the effective date of the Company’s initial public offering and during the period not to exceed 90 days following the effective date of the first follow-on public offering by the Company within twelve (12) months of the Company’s initial public offering, or any other offering in which such founder sells any securities of the Company, the founders cannot, without the consent of the Company or its underwriters, directly or indirectly sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of any of the founders’ common stock.

      During 2003, the Company repurchased 299,768 shares of restricted common stock for the original exercise price of $39,351.

      As of December 31, 2003, the Company has 74,426,333 common stock shares reserved for future issuance of stock options, conversion of preferred stock and warrants.

     Series A Preferred Stock

      On March 31, 2000, April 12, 2000, and June 29, 2000, the Company sold 14,466,073 shares, 53,571 shares, and 24,999 shares of $0.0001 par value Series A preferred stock (Series A), respectively, for net proceeds of $20,326,547. These proceeds were used for general corporate purposes.

      So long as at least 5,000,000 shares of Series A are issued and outstanding, Series A has the following rights and privileges. Each share of preferred stock is currently convertible into approximately 1.3 shares of common stock, to be adjusted proportionately for future stock splits, stock dividends, etc. The preferred stock may be converted to common stock at any time by the holder and will be automatically converted to common stock if the Company conducts an initial public offering in which (i) the aggregate price paid for such shares is at least $20,000,000 and (ii) the price paid for the shares is at least $6.00 per share. If at any time the holders of more than 66 2/3% of preferred stock approve in writing the conversion of the preferred stock to common stock, then effective immediately all outstanding shares of preferred stock shall automatically convert to common stock.

      Each holder of Series A has the right to vote as if the holder’s shares of preferred stock had been converted to common stock at the then-current conversion rate.

      The holders of Series A and the holders of common stock shall be entitled to receive dividends only, when and as declared by the Company’s Board of Directors. Dividends on the Series A at the rate of $0.11 per share per annum (appropriately adjusted for any recapitalizations, stock combinations, stock dividends, stock splits

SPINNAKER NETWORKS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and the like) shall be in preference and priority to any payment of any dividend on the common stock. In the event dividends are paid on any share of common stock, an additional dividend shall be paid on all outstanding shares of Series A in an amount equal per share (on an as-if-converted to common stock basis) to the amount paid on each share of common stock. As of December 31, 2003 and 2002, $0 dividends were declared.

      In the event of any liquidation, dissolution, or winding up of the Company, the holders of preferred stock shall be entitled to receive an amount per share equal to the original per share purchase price of $1.40 (subject to adjustment for any recapitalizations, stock combinations, stock dividends, stock splits and the like) plus any accrued but unpaid dividends. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the preferred stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A preferred stock in proportion to the full amounts to which they would otherwise be respectively entitled.

     Series B Redeemable Convertible Preferred Stock

      During 2002, the Company issued 41,615,612 shares of Series B redeemable convertible preferred stock (Series B) for net proceeds of $31,099,435 (net of $112,274 of expenses incurred in connection with the issuance).

      Each share of Series B is currently convertible into one share of common stock, to be adjusted proportionately for future stock splits, stock dividends, etc. The Series B may be converted to common stock at any time by the holder and will be automatically converted to common stock if the Company conducts an initial public offering in which (i) the aggregate price paid for such shares is at least $30,000,000 and (ii) the price paid for the shares is at least $3.19 per share. If at any time the holders of more than 76% of preferred stock approve in writing the conversion of the preferred stock to common stock, then effective immediately all outstanding shares of preferred stock shall automatically convert to common stock.

      Each holder of Series B has the right to vote as if the holder’s shares of preferred stock had been converted to common stock at the then-current conversion rate.

      The holders of Series B shall be entitled to receive dividends only, when and as declared by the Company’s Board of Directors at the rate of $0.06 per share per annum (appropriately adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like) shall be in preference and priority to any payment of any dividend on the Series A and common stock.

      In the event of any liquidation, dissolution, or winding up of the Company, the holders of preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the holders of Series A or common stock, an amount per share equal to the original per share purchase price of $.75 (subject to adjustment for any recapitalizations, stock combinations, stock dividends, stock splits and the like) plus any accrued but unpaid dividends. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the preferred stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series B preferred stock in proportion to the full amounts to which they would otherwise be respectively entitled.

      The Company will, at any time after January 25, 2007, promptly following receipt of a written request signed by holders of no less than a majority of the Series B outstanding on the date of such written request, redeem all of the shares of Series B then outstanding, at a price equal to (a) the Series B original issue price ($.75 per share) plus an amount equal to all accrued but unpaid dividends (whether or not declared) or (b) the fair market value of Series B through an independent appraisal. Upon written request, the redemption will occur in three equal annual installments, the first of which will be effected no later than January 25, 2007

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and which will be equal to one third of the shares of Series B then outstanding, the second and third will be effected on January 25, 2008 and January 25, 2009, respectively, and will be equal to one third of the shares of Series B then outstanding. As of December 31, 2003 and 2002, the Company recorded Series B stock accretion and dividends of $16,796,489 and $2,051,399, respectively.

7.     Warrants

      As part of the consideration of entering into the sale-leaseback agreement in January 2001 (see Note 4), the Company issued a warrant to purchase 114,286 shares of the Company’s Series A preferred stock. The warrant is exercisable at a price per share of $1.40. This warrant is exercisable for a period of up to seven years from the effective date of agreement or up to three years after an initial public offering, whichever is earlier. The fair value for the warrant was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions for 2001: volatility of 51%, dividend yield of 0.0%, risk-free interest rate of 5.25%, and an expected life of seven years. The fair value of the warrant issued was valued at $93,715 and was recorded as a reduction of the related capital lease obligation, and will be accreted back to the principal balance over the life of the obligation as a charge to interest expense.

      In conjunction with the purchase of public relations services, in October 2001, the Company issued a warrant to purchase 100,000 shares of the Company’s common stock. The fair value for the warrant at December 31, 2001 was calculated to be $16,000 using the Black-Scholes option pricing model with the following assumptions for 2001: volatility of 67.5%, dividend yield of 0.0%, risk-free interest rate of 3.59%, and an expected life of 3.75 years, of which $833 was recorded as marketing expense for the fair value of the portion of the warrant related to services that were provided as of December 31, 2001. During fiscal year 2002, the Company and the warrant holder agreed to terminate any future services, thus resulting in the cancellation of the warrant. The Company reversed the warrant value of $833 to additional paid-in capital.

      As part of the consideration of entering into the sale-leaseback agreement in September 2002 (see Note 4), the Company issued a warrant to purchase 280,583 shares of the Company’s Series B redeemable convertible preferred stock. The warrant is exercisable at a price per share of $.75. This warrant is exercisable any time through March 31, 2013. The fair value for the warrant was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions for 2002: volatility of 73.5%, dividend yield of 0.0%, risk-free interest rate of 3.92%, and an expected life of ten years. The fair value of the warrant issued was valued at $168,350 and was recorded as a reduction of the related capital lease obligation, and will be accreted back to the principal balance over the life of the obligation as a charge to interest expense using the interest method.

      In conjunction with the loan agreement signed in September 2002 (see Note 5), the Company issued warrants to purchase 320,000 shares of Series B redeemable convertible preferred stock at an exercise price of $.75 per share. The fair value for the warrant was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions for 2002: volatility of 73.5%, dividend yield of 0.0%, risk-free interest rate of 3.92%, and an expected life of ten years. The fair value of these warrants of $192,000 was recorded as a debt discount and will be amortized as interest expense over the repayment term using the interest method.

8.     Stock-Based Compensation

      The Company has adopted the Spinnaker Networks, Inc. 2000 Stock Option Plan (the Plan) to aid in the recruitment and retention of key personnel. In 2003 and 2002, the Board of Directors authorized an increase of 7,075,000 and 625,000 shares for issuance under the Plan bringing the total shares of common stock reserved for issuance under the Plan as of December 31, 2003 and 2002 to 20,000,000 and 12,925,000, respectively. Options issued under this plan can take the form of either incentive or nonqualified stock options and are

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

subject to vesting or other limitations established by the Board of Directors. The plan options vest over a four-year period from the date of employment and terminate not later than ten years after the grant date.

      During 2003, the Company granted stock options to certain employees below fair value and to a nonemployee for advisory services, which resulted in the recognition of $2,887,448 of deferred stock-based compensation. The deferred stock-based compensation is being amortized over the remaining vesting period. The employee grants were determined utilizing the intrinsic value method under APB Opinion No. 25. The nonemployee grant was for advisory services at an exercise price that approximated fair value at the date of grant. During 2003, the Company recognized compensation and consulting expense of approximately $424,773 and $195,000, respectively, related to these grants.

      A summary of the Company’s stock option activity is as follows:

	Outstanding Options

	Number of	Weighted Average	Range of
	Shares	Exercise Price	Exercise Prices

December 31, 2000	1,658,500	$0.18	$0.10 - $0.30
Granted	2,553,500	0.30	$0.30
Exercised	(911,042)	0.28	$0.10 - $0.30
Forfeited	(418,739)	0.24	$0.10 - $0.30

December 31, 2001	2,882,219	$0.25	$0.10 - $0.30
Granted	3,318,300	0.10	$0.10
Exercised	(895,415)	0.11	$0.10 - $0.30
Forfeited	(945,856)	0.30	$0.10 - $0.30

December 31, 2002	4,359,248	$0.15	$0.10 - $0.30
Granted	2,042,000	0.10	$0.10 - $0.20
Exercised	(567,428)	0.12	$0.10 - $0.30
Forfeited	(770,132)	0.18	$0.10 - $0.30

December 31, 2003	5,063,688	$0.13	$0.10 - $0.30

      The weighted average remaining contractual life of outstanding options as of December 31, 2003 and 2002 was 8 years and 8.5 years, respectively. As of December 31, 2003 and 2002, respectively, 1,684,838 and 1,211,517 options were vested; however, all options can be exercised prior to vesting and converted to restricted common stock. When employees exercise unvested options, they are issued restricted stock with a vesting schedule identical to the original option grant. As of December 31, 2003 and 2002, respectively, 22,870,168 and 22,602,508 shares of restricted common stock are issued and outstanding which includes 16,075,000 shares of the founders’ restricted stock, respectively (see Note 6).

      During 2003 and 2002, the weighted average fair market value of options as of the grant date under the Plan was $.34 and $.15, respectively.

      The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its plans. Had compensation cost for the Plan been determined based upon the fair value at the grant date for awards under these plans consistent with the methodology prescribed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, the Company’s net loss would have increased by approximately $540,000 and $40,000 for the years ended December 31, 2003 and 2002, respectively. The fair value for the options is estimated using the Minimum Value pricing model with the following assumptions for fiscal 2003 and 2002: dividend yield of

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

0.0%, assumed forfeiture rate of 0.0%, an expected life of ten years, and average risk-free interest rate of 3.30% and 4.09%, respectively.

9.     401(k) Plan

      In 2000, the Company adopted a deferred compensation plan under Section 401(k) of the Internal Revenue Code. Under the plan, employees who have attained 21 years of age may elect to defer up to 15% of their salary, subject to the Internal Revenue Service limits. Eligible employees may begin to make elective deferrals the first month following 30 days of employment. The Company may make a discretionary contribution. The Company made no contributions for the years ended December 31, 2003 and 2002.

10.     Income Taxes

      Net deferred tax assets at December 31, 2003 and 2002 were $20,533,988 and $15,163,969, respectively. A valuation allowance equal to this amount was established as these deferred tax assets will not be realized until the Company produces taxable income. The deferred tax assets relate to net operating loss carryforwards and certain accruals and reserves not currently deductible for tax. The deferred tax liability is comprised of book/tax differences in depreciation. Federal net operating losses totaling approximately $49,790,857 begin to expire in the year 2020. State net operating losses of approximately $48,310,428 will begin to expire in the year 2008 through 2023. Utilization of certain net operating loss carryforwards is subject to limitations under Section 382 of the Internal Revenue Code. Additionally, certain state tax restrictions will apply to the utilization amount and timing to the net operating loss carryforwards. The difference between the statutory rate and the effective tax rate of 0% is due to the change in the valuation allowance.

      The components of the deferred tax asset are summarized below:

	2003	2002

Deferred tax assets:
Net operating losses	$20,029,045	$14,887,885
Deferred revenue	294,466	—
Accruals/reserves	224,645	452,380
Inventory	64,814	—
Stock options	77,998	—
Organizational costs	2,112	4,224
	20,693,080	15,344,489
Deferred tax liabilities:
Prepaid bonuses	—	12,712
Tax depreciation in excess of book	159,092	167,808

	159,092	180,520

Net deferred tax asset	20,533,988	15,163,969
Valuation allowance	(20,533,988)	(15,163,969)

	$—	$—

11.     Commitments and Contingencies

Operating Leases

      On April 30, 2001, the Company entered into a three (3) year operating lease for the Company’s principal facility that expires on August 31, 2004. This lease is subject to a renewal option for three

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(3) additional years beyond the additional term. The rental agreement contains a provision whereby the rental rates increase over the term of the lease. Additionally, in 2002 the Company leased space under a month-to-month operating lease. Rent expense for operating leases was approximately $203,521 and $192,000 for the years ended December 31, 2003 and 2002, respectively.

      Future minimum payments, by year and in the aggregate, under capital leases and noncancelable operating leases at December 31, 2003 are as follows:

	Capital	Operating

2004	$1,582,993	$150,984
2005	994,696	—
2006	85,445	—
2007	—	—
Thereafter	—	—

Total minimum lease payments	2,663,134	$150,984

Less amounts representing interest	(208,601)

Present value of capital lease obligations	2,454,533
Less discount on warrants	(81,988)

	2,372,545
Less current maturities of capital lease obligations	(1,567,148)

Capital lease obligations	$805,397

12.     Restructuring

      In November 2001, the Company discontinued development of its 5000 Series product line. In connection with this decision, the Company recorded a restructuring charge of $676,329 in 2001 consisting of $318,955 in termination benefits and $357,374 in asset write-downs. This restructuring charge is included in general and administrative expenses on the consolidated statement of operations. Of the $318,955 in termination benefits, $122,500 was satisfied prior to December 31, 2001. The remaining $196,455, which was accrued for in accrued liabilities on the consolidated balance sheet, was fully satisfied during fiscal year 2002.

13.     Other Income

      During 2002, the Company received a $125,000 grant from the Commonwealth of Pennsylvania Department of Community and Economic Development to pay for job training and working capital at the Company’s facility. The Company utilized these funds by December 31, 2002 and the grant was included in other income for the year ended December 31, 2002. If the Company does not remain in Pennsylvania for a period of five years from April 1, 2002 and have employees totaling at least 110 within three years from April 1, 2002, the state has the right to assess a penalty up to the amount of the grant; however, the Company considers the likelihood of its relocation and not meeting the employee hire requirements to be remote.